Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

To Tender of Shares of Common Stock

of

P.F. CHANG’S CHINA BISTRO, INC.

at

$51.50 NET PER SHARE

Pursuant to the Offer to Purchase dated May 15, 2012

by

WOK ACQUISITION CORP.

an indirect wholly-owned subsidiary of

WOK PARENT LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
NEW YORK CITY TIME, ON JUNE 12, 2012, UNLESS THE
TENDER OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (defined below) if (i) certificates representing shares of common stock, par value $0.001 per share (the “Shares”), of P.F. Chang’s China Bistro, Inc., a Delaware corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

If delivering by mail:	By Facsimile Transmission:	If delivering by overnight mail or courier:
Computershare	(Eligible Institutions Only)	Computershare
Corporate Actions Voluntary Offer	(617) 360-6810	Corporate Actions Voluntary Offer
P.O. Box 43011 Providence, RI 02940-3011	Confirm Facsimile Receipt by Telephone:	250 Royall Street, Suite V Canton, MA 02021

(781) 575-2332

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Wok Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Wok Parent LLC, a Delaware limited liability company, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 15, 2012 (as amended, the “Offer to Purchase”), and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.001 per share (the “Shares”), of P.F. Chang’s China Bistro, Inc., a Delaware corporation, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

SIGN HERE

Number of Shares	Signature(s)

Certificate No(s) (if available)	Name(s) (Please Print or Type)

Check box if Shares will be tendered by book-entry transfer. ☐	Address:

Tendering Institution

Account No.
Zip Code

Dated: , 2012	Area Code and Telephone No.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (defined in Section 3 of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at DTC (defined in Section 2 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (defined in Section 2 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three (3) Nasdaq Global Select Market trading days after the date hereof.

Name of Firm	Authorized Signature

Name:
Address	(Please Print or Type)

Title:
Zip Code
Area Code and Telephone No.	Dated:

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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